UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2023

LANDS’ END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane
Dodgeville, Wisconsin		53595
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2023, Bernard McCracken, the Interim Chief Financial Officer, and Vice President, Controller and Chief Accounting Officer of Lands’ End, Inc. (the “Company”) was appointed Chief Financial Officer of the Company.

In connection with Mr. McCracken’s appointment as Chief Financial Officer, the Company entered into a letter relating to employment and an Executive Severance Agreement with Mr. McCracken, in each case, dated as of September 14, 2023. In accordance with the letter, as Chief Financial Officer, Mr. McCracken will be paid an annualized base salary of $525,000. He also will continue to participate in the Company’s Annual Incentive Plan, with an increased annualized target incentive opportunity of 75% of base salary, and beginning with fiscal 2024, will have a target long-term incentive opportunity of 110% of base salary for annual long-term incentive awards. Pursuant to the Executive Severance Agreement, if Mr. McCracken’s employment is terminated by the Company without cause or by Mr. McCracken for good reason, subject to execution of a release of claims against the Company and its affiliates, he will be entitled to receive, (i) twelve months of base salary at the rate in effect as of the date of termination, (ii) continuation of active medical and dental coverage, (iii) outplacement services, and (iv) a lump sum payment of unused vacation pay. Under the Executive Severance Agreement, Mr. McCracken agrees to, and payments under the agreement are subject to, non-disclosure of confidential information (two years), non-disparagement (two years), non-solicitation (18 months) and non-compete (12 months) covenants, as well as a release of liability for certain claims against the Company.

Mr. McCracken, 61, has served as the Interim Chief Financial Officer of the Company since January 2023, and served as the Vice President, Controller and Chief Accounting Officer of the Company since April, 2014. Prior to joining the Company, Mr. McCracken served The Children’s Place, Inc. from 2004 to 2014 as Vice President Corporate Controller/Business Transformation Office, Senior Director of Special Projects and Senior Director of Accounting. He also served in the roles of Vice President of Finance (divisional CFO), Meldisco Division, and Assistant Controller at Footstar, Inc. from 1998 to 2003. Mr. McCracken also served as a Consultant/Manager, Enterprise Risk Services-Retail Internal Audit Group at Deloitte & Touche LLP from 1997 to 1998, as Divisional Controller at The Leslie Fay Companies, Inc. from 1994 to 1997, and Assistant Controller at Loehmann’s Inc. from 1987 to 1994. In addition to serving as Chief Financial Officer, Mr. McCracken will hold the office of Treasurer of the Company. In his capacity as Chief Financial Officer, Mr. McCracken will be the principal financial officer and principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date:	September 18, 2023	By:	/s/ Peter L. Gray
		Name:	Peter L. Gray
		Title:	Chief Commercial Officer, Chief Administrative Officer and General Counsel